EPOCH ANNOUNCES 12% INCREASE IN AUM TO $14.3 BILLION

NEW YORK — (BUSINESS WIRE) — January 5, 2011

Epoch Investment Partners, Inc. (“Epoch” or the “Company”), a leading investment manager and investment adviser and the sole operating subsidiary of Epoch Holding Corporation (Nasdaq: EPHC), today announced that its assets under management (“AUM”) were approximately $14.3 billion as of the quarter ended December 31, 2010, an increase of 12% from $12.8 billion as of September 30, 2010 and 26% from $11.4 billion as of December 31, 2009.

"Interest in our U.S. and global equity investment strategies continues to grow from corporations, public funds, endowments and foundations, as well as through our sub-advisory relationships, in the U.S., Europe, and Australia,” stated William W. Priest, Chief Executive Officer of the Company.  “Epoch is singularly focused on ensuring its clients experience the highest level of service they have come to expect from Epoch as we manage our firm's development."

About Epoch Holding Corporation

Epoch Holding Corporation conducts its operations through Epoch Investment Partners, Inc., a wholly-owned subsidiary and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Investment management and investment advisory services are the Company's sole line of business. Headquartered in New York, the Company's investment strategies include U.S. Equity (All Cap, Large Cap and Small Cap Value), Global Equity (Shareholder Yield, Choice, Absolute Return and Small Cap) and International Small Cap.

For more information about Epoch contact Clive Gershon at Epoch Investment Partners, Inc. 212-991-5404, cgershon@eipny.com  or visit Epoch's website at www.eipny.com.

Safe Harbor Statement

This press release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see "Risk Factors" and "Forward-Looking Statements" in our Form 10-K for the year ended June 30, 2010. Other factors besides those listed in "Risk Factors" and "Forward-Looking Statements", and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.